CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Northeast Bancorp
Lewiston, Maine

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-85206), (No. 33-32095), (No. 33-58538), (No. 33-32096), (No. 33-87976) and (No. 333-135452) of Northeast Bancorp of our report dated August 11, 2006, related to our audit of the consolidated financial statements of Northeast Bancorp and Subsidiaries included in the Annual Report on Form 10-K for the year ended June 30, 2006.

/s/ Baker Newman & Noyes
Portland, Maine	Baker Newman & Noyes
September 25, 2006	Limited Liability Company